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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and all references to our firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



Atlanta, Georgia
December 8, 1998